Exhibit 21

Subsidiaries of Entergy Corporation as of December 31, 2022

Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 2021, have been omitted.

Name of Company	State of Incorporation

Entergy Utility Affiliates Holdings, Inc.	Texas
Entergy Utility Affiliates, LLC	Texas
Entergy Utility Assets Holdings, Inc.	Texas
Entergy Utility Assets, LLC	Texas
Entergy Utility Group, Inc.	Texas
Entergy Utility Enterprises, Inc.	Texas
Entergy Utility Property, Inc.	Texas
EUHC Holdings, LLC	Texas
Entergy Utility Holding Company, LLC	Texas
Entergy Finance Company LLC	Delaware
Entergy Arkansas, LLC	Texas
Arkansas Power & Light Company, LLC	Arkansas
AR Searcy Partnership, LLC	Delaware
Entergy Louisiana, LLC	Texas
Prudential Oil & Gas L.L.C. (57.5%)	Texas
Gulf States Utilities Company	Texas
Varibus L.L.C.	Texas
Southern Gulf Railway LLC (57.5%)	Texas
Restoration Law Trust I	Louisiana
Louisiana Power & Light Company, LLC	Delaware
Entergy New Orleans, LLC	Texas
Entergy New Orleans Storm Recovery Funding I, L.L.C.	Louisiana
New Orleans Public Service Inc.	Louisiana
Entergy Mississippi, LLC	Texas
Entergy Power & Light Company	Mississippi
The Light, Heat and Water Company of Jackson, Mississippi	Mississippi
Mississippi Power & Light Company	Mississippi
MS Sunflower Partnership, LLC	Delaware
Entergy Texas, Inc.	Texas
Entergy Texas Restoration Funding, LLC	Delaware
Entergy Texas Restoration Funding II, LLC	Delaware
Prudential Oil & Gas L.L.C. (42.5%)	Texas
Southern Gulf Railway LLC (42.5%)	Texas
System Energy Resources, Inc.	Arkansas
Entergy Services Holding, Inc.	Delaware
Entergy Services, LLC	Louisiana
Entergy Account Services, LLC	Delaware
Entergy Operations, Inc.	Delaware
Entergy Enterprises, Inc.	Louisiana
Entergy Nuclear, Inc.	Delaware
Entergy Finance Holding, Inc.	Arkansas
Entergy Nuclear Holding Company # 1	Delaware

Entergy Nuclear New York Investment Company, LLC	Delaware
Entergy Nuclear Indian Point 3, LLC	Delaware
Entergy Northeast Holdings, LLC	Delaware
Merchant Holdings Properties, LLC	Delaware
Entergy Power Marketing Assets, LLC	Delaware
Entergy Nuclear Power Marketing, LLC	Delaware
Entergy Nuclear Operations, Inc.	Delaware
Entergy Nuclear Holding Company, LLC	Delaware
Entergy Nuclear Midwest Investment Company, LLC	Delaware
Entergy Nuclear Palisades, LLC	Delaware
Entergy Nuclear Holding Company #3, LLC	Delaware
Entergy Nuclear Indian Point 2, LLC	Delaware
Entergy Nuclear Nebraska, LLC	Delaware
Entergy Assets Management Company, LLC	Delaware
Entergy Assets Management Operations, LLC	Delaware
TLG Services, LLC	Delaware
Entergy Power Marketing Holding I, Inc.	Delaware
Entergy Power Marketing Properties, LLC	Delaware
Entergy Power Marketing Holding II, Inc.	Delaware
Entergy Amalgamated Competitive Holdings, LLC	Delaware
Entergy Power Operations U.S. Inc.	Delaware
Entergy Power Gas Operations, LLC	Delaware
EWO Marketing, LLC	Delaware
EAM Nelson Holding, LLC	Delaware
Entergy Power Investment Holding, Inc.	Delaware
Entergy Asset Management, Inc.	Delaware
Entergy Power, LLC	Delaware